UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 8, 2014

ARIAD Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

As previously disclosed, on October 31, 2013, ARIAD Pharmaceuticals, Inc. (the “Company”) entered into a Section 382 Rights Agreement (the “Rights Plan”) with Computershare Trust Company, N.A.  Under the Rights Plan, if any person or group acquires 4.99% (the “Trigger Threshold”) or more of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), then, subject to certain exceptions, there would be a triggering event under the Rights Plan.

On August 1, 2014, each of Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross (collectively, “Adage”) filed a Schedule 13G disclosing beneficial ownership of 5.01% of the outstanding Common Stock.

The Company’s Board of Directors has determined, in accordance with the provisions of the Rights Plan, that Adage inadvertently acquired shares of Common Stock in excess of the Trigger Threshold without intending to trigger the Rights Plan.  Adage has subsequently reduced its beneficial ownership of Common Stock to less than the Trigger Threshold.  As such a triggering event under the Rights Plan has not occurred.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date: August 8, 2014

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